[FRP LETTERHEAD]


                                August 26, 1997


IMC Global, Inc.
2100 Sanders Road
Northbrook, IL 60092

                      RE: Agreement for Sulphur Supply dated July 1, 1993
                          among Freeport-McMoRan Resource Partners,
                          Limited Partnership, IMC Fertilizer Inc. and IMC-Agrico Company (the "Sulphur Supply Agreement")

Gentlemen:

     In connection with the transactions contemplated in the Agreement and Plan of Merger dated August 26, 1997 between IMC Global Inc. and Freeport-McMoRan Inc. (the "Merger Agreement"), FRP will transfer its interest in the Sulphur Supply Agreement to the company referred to in the Merger Agreement as "Newco". (Terms not otherwise defined in this letter will have the meaning ascribed to them in the Merger Agreement.) A question has arisen in connection with Article III of the Sulphur Supply Agreement relating to its term. In consideration of the benefits anticipated by them in connection with the transactions contemplated in the Merger Agreement, FRP and IGL wish to record their understanding as follows.

     IGL and FRP acknowledge that, while not contemplated at this time, a transaction or series of transactions could take place in the future as a result of which IMC-Agrico Company's (the "Partnership's") phosphate fertilizer operations could be acquired by transfer tor by operation of law by IGL or a company controlling, controlled by or under common control with IGL (an "Affiliate"), with or without the consequent termination of the Partnership (an "IGL Acquisition Transaction"). IGL and FRP acknowledge and agree that the "business of the Partnership" and the term of the Sulphur Supply Agreement, as intended by Article III of the Agreement, will not be deemed to end as a result of an IGL Acquisition Transaction.

IMC Global, Inc.
August 26, 1997
Page 2

     This agreement is not intended to amend Article III or any other term of the Sulphur Supply Agreement and is intended to be for the benefit of and binding on FRP, Newco, IGL and its Affiliates, and the successors and assigns of any of them.

                                    Yours truly,

                                    Freeport-McMoRan Resource Partners,
                                    Limited Partnership

                                    By:  Freeport-McMoRan Inc.
                                         Managing General Partner

                                    By:  /s/ Robert M. Wohleber
                                         -----------------------------------
                                         Robert M. Wohleber
                                         Senior Vice President


APPROVED AND AGREED:

By: /s/ Lynn F. White
    ---------------------
    Lynn F. White
    Vice President